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                                                         Exhibit 4.39

                          DEBTORS' CONSENT


U.S. Bank National Association, as Collateral Agent
180 East Fifth Street
St. Paul, Minnesota  55101

                    Each of Trump Atlantic City Associates ("Trump AC"), Trump Atlantic City Funding, Inc. and each Guarantor (as defined in the Collateral Agency Agreement) hereby consents to the addition of U.S. Bank National Association (as trustee under the Indenture, dated as of December 10, 1997, among Trump AC, Trump Atlantic City Funding II, Inc. ("Funding II" and, together with Trump AC, the "Issuers"), Trump Plaza Associates, Trump Taj Mahal Associates, Trump Atlantic City Corporation, Trump Casino Services, L.L.C. and Trump Communications, L.L.C., as guarantors, and the trustee relating to the $75,000,000 11 1/4% First Mortgage Notes (TAC II) due 2006 issued by the Issuers), as a party to the Collateral Agency Agreement dated as of April 17, 1996 among U.S. Bank National Association (formerly First Bank National Association), as Collateral Agent, U.S. Bank National Association, as Trustee, and the parties signatory thereto, and confirms the grant set forth in each of the Collateral Documents (as defined in the Collateral Agency Agreement) of a security interest in or pledge or assignment of, the Collateral (as defined in the Collateral Agency Agreement) to the Collateral Agent for the benefit of the Designed Representatives. As used herein, Designated Representatives shall mean the Trustee (as defined in the Collateral Agency Agreement), and any other person who prior to the date hereof became a party to the Collateral Agency Agreement by executing an Agency Appointment Agreement (as defined in the Collateral Agency Agreement) prior to the date hereof.

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TRUMP ATLANTIC CITY ASSOCIATES
  for itself and its subsidiaries

BY: TRUMP ATLANTIC CITY HOLDING, INC., its general partner


By: /s/ Nicholas L. Ribis
    ------------------------------
    Name:     Nicholas L. Ribis
    Title:    Vice President



TRUMP ATLANTIC CITY FUNDING, INC.


By: /s/ Nicholas L. Ribis
    ------------------------------
    Name:     Nicholas L. Ribis
    Title:    Chief Executive Officer and President



TRUMP PLAZA ASSOCIATES, as Guarantor

BY: TRUMP ATLANTIC CITY CORPORATION, its general partner


By: /s/ Nicholas L. Ribis
    ------------------------------
    Name:     Nicholas L. Ribis
    Title:    Vice President



TRUMP TAJ MAHAL ASSOCIATES, As Guarantor

BY: TRUMP ATLANTIC CITY CORPORATION, its general partner


By: /s/ Nicholas L. Ribis
    ------------------------------
    Name:     Nicholas L. Ribis
    Title:    Vice President

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TRUMP ATLANTIC CITY CORPORATION, as Guarantor

By: /s/ Nicholas L. Ribis
    ------------------------------
    Name:     Nicholas L. Ribis
   Title:    Vice President



TRUMP CASINO SERVICES, L.L.C., as Guarantor

By: TRUMP ATLANTIC CITY CORPORATION,
    member

By: /s/ Nicholas L. Ribis
    ------------------------------
    Name:     Nicholas L. Ribis
    Title:    Vice President


TRUMP COMMUNICATIONS, L.L.C., as Guarantor

By: TRUMP ATLANTIC CITY CORPORATION,
    member

By: /s/ Nicholas L. Ribis
    ------------------------------
    Name:     Nicholas L. Ribis
    Title:    Vice President